UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2005

Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Icon Foothill Ranch, California 92610
(Address of principal executive offices zip code)

Registrant's telephone number, including area code:
(949) 951-0991

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement with D. Scott Olivet

On September 19, 2005, Oakley, Inc. ("Oakley") entered into an employment agreement with D. Scott Olivet pursuant to which Mr. Olivet will serve as the Chief Executive Officer ("CEO") and as a Director of Oakley beginning no later than November 1, 2005. The employment agreement between Mr. Olivet and Oakley is effective as of September 19, 2005 and has a term (the "Term") expiring on December 31, 2010. The Term shall automatically extend for successive additional one (1) year periods unless either party gives written notice of non-extension at least 90 days prior to the end of the then Term. A notice of non-extension by Oakley shall be treated as a termination without "Cause" (as defined in the employment agreement). The agreement provides for a base salary of $600,000 per year (with eligibility for annual increases at the discretion of the Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee")) and an annual performance bonus potential equal to 75% of the annual base salary. The annual performance bonus will be based on achieving a pre-determined financial target set annually by the Compensation Committee. Also, the Compensation Committee, in its sole discretion, may provide for a bonus potential in addition to the annual performance bonus.

In connection with the employment agreement, Oakley granted Mr. Olivet (i) 75,000 shares of restricted stock vesting at a rate of 20% per year on each of the first five anniversaries of the date of grant and (ii) 75,000 shares of restricted stock, vesting upon the fifth anniversary of the date of grant, except that a specified percentage of such second 75,000 shares may vest on an earlier date if certain conditions are met, including, but not limited to, growth in the earnings per share of Oakley common stock and Mr. Olivet's continued employment with Oakley. Additionally, Oakley granted Mr. Olivet an option to purchase 400,000 shares of Oakley common stock, at an exercise price equal to the fair market value of Oakley common stock on the date of such grant, vesting over a 5 year period with 20% of such grant vesting at the end of each anniversary of the date of such grant.

If Mr. Olivet is terminated without "Cause" or by Mr. Olivet for "Good Reason" (each as defined in the employment agreement) and in consideration for a unilateral release of all known or unknown claims against Oakley as of the severance date, Mr. Olivet shall receive: (i) 18 months of base compensation; (ii) the accrued but unpaid bonus attributable to the calendar year ended immediately prior to the calendar year in which the termination occurred; (iii) the pro rata portion of the bonus payable for the calendar year in which termination occurred, based on actual results through the calendar quarter ended immediately prior to the date of termination (the "Stub Period") compared to the fiscal target related to such bonus period for such period; (iv) the target bonus divided by 12 and multiplied by 18 minus the number of months in the Stub Period; (v) the accelerated vesting for that portion of option shares and restricted stock that are outstanding as of the date of termination, if any, which would have vested within 12 months after the date of termination; and (vi) payment of continuation of certain benefit premiums for coverage under Oakley's medical or dental plans for up to 18 months following termination of employment. Upon a termination by Oakley for other than "Cause" or by Mr. Olivet for "Good Reason", within 24 months following a "Change in Control" (as these terms are defined in the employment agreement), all unvested equity grants shall become immediately vested and exercisable. Any payments made to Mr. Olivet following or in connection with a Change in Control shall be grossed-up as necessary to adjust for the imposition of excise taxes under Section 280G of the Internal Revenue Code. In addition, Mr. Olivet will be entitled to reimbursement for certain moving expenses, an auto allowance of $1000 per month, and vacation, 401(k) plan, and medical, dental, disability and life insurance benefits consistent with those provided to similarly situated executive officers of Oakley.

A copy of Mr. Olivet's employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 of this report under the heading "Employment Agreement with D. Scott Olivet" is incorporated herein by reference. Under the new employment agreement with D. Scott Olivet, Mr. Olivet will serve as CEO of Oakley commencing no later than November 1, 2005.

Mr. Olivet will be appointed to the Board of Directors of Oakley on the date he begins service as CEO, to serve until Oakley's next Annual Meeting of Shareholders. A copy of the press release issued by Oakley regarding Mr. Olivet's hiring as CEO and election to the Board of Directors is filed as exhibit 99.1 to this Current Report on Form 8-K.

Mr. Olivet, 43, most recently served as Nike, Inc.'s Vice President, Nike Subsidiaries and New Business Development. Since 2001, he was responsible for developing and executing Nike, Inc.'s multi-branding strategy successfully driving organic growth and making three acquisitions. His portfolio of brands - Cole Haan, Converse, Hurley, Starter, Bauer-Nike Hockey - grew to represent $1.7 billion dollars of wholesale revenue for the fiscal year ending May 31, 2005. Prior to working at Nike, Mr. Olivet served as the Gap, Inc.'s Senior Vice President of Real Estate, Store Design, and Construction from 1998 to 2001 for the Gap, Banana Republic and Old Navy brands. He worked with Bain & Company, one of the world's leading management consulting firms, from 1984 to 1998, serving as a partner and head of the firm's worldwide practice in organizational effectiveness and change management from 1993 to 1998. Mr. Olivet received his M.B.A. from the Graduate School of Business, Stanford University and his B.A. from Pomona College.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
10.1	Employment Agreement, dated as of September 19, 2005, between Oakley, Inc. and D. Scott Olivet.
99.1	Press release, dated September 20, 2005

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKLEY, INC.
Date: September 20, 2005	By:	/s/ Cosmas N. Lykos Name: Cosmas N. Lykos Title: Vice President of Business Development

Exhibit Index
Exhibit No.	Description
10.1	Employment Agreement, dated as of September 19, 2005, between Oakley, Inc. and D. Scott Olivet.
99.1	Press release, dated September 20, 2005